CONTACT:

David W. Fry

Executive Vice President, Treasurer and Chief Financial Officer

Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

FLUSHING FINANCIAL CORPORATION REPORTS

2007 THIRD QUARTER AND NINE MONTHS ENDED RESULTS

LAKE SUCCESS, NY – October 16, 2007 - Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Savings Bank, FSB (the “Bank”), today announced its financial results for the three and nine months ended September 30, 2007.

Net income for the third quarter ended September 30, 2007 was $5.7 million, an increase of $0.4 million, or 7.8%, from the $5.3 million earned in the third quarter of 2006. Diluted earnings per share for the third quarter was $0.29, an increase of $0.02, or 7.4%, from the $0.27 earned in the comparable quarter a year ago.

Net income for the nine months ended September 30, 2007 was $15.9 million, a decrease of $0.7 million, or 4.4%, from the $16.6 million earned in the comparable 2006 period. Diluted earnings per share for the nine months ended September 30, 2007 was $0.80, a decrease of $0.09, or 10.1%, from the $0.89 earned in the comparable 2006 period.

Core earnings, which exclude the effects of SFAS No. 159, increased to $5.3 million, or $0.27 per diluted share, in the third quarter from $5.1 million, or $0.26 per diluted share, in the second quarter of 2007. The effect of changes in fair value recorded under SFAS No.159 increased GAAP earnings by $0.02 per diluted share for the third quarter, while decreasing GAAP earnings by $0.02 per diluted share in the second quarter.

John R. Buran, President and Chief Executive Officer, stated: “We are pleased with the operating results we are reporting for the third quarter. For the first time since the Federal Open Market Committee (“FOMC”) began raising interest rates in 2004, the Company has put together two consecutive quarters of core earnings growth, as core earnings per share increased to $0.27 in the third quarter of 2007 from $0.26 in the second quarter of 2007 and $0.25 in the first quarter of 2007. Our strategic initiative to create a more “commercial-like” bank is contributing to revenue growth. We grew commercial business loans by $17.3 million during the third quarter. Expenses associated with our strategic shift have stabilized. Our real estate lending business continues to be strong and asset quality remains solid. Our iGObanking.comTM internet bank continues to perform better than planned, bringing in deposits at favorable interest rates.

“The Bank entered into several leverage transactions during the later part of September to take advantage of the abrupt widening of credit spreads seen in the financial markets. The Bank purchased $104.1 million of investment securities and financed the purchases with borrowings. The spread, on a tax adjusted basis, between the securities purchased and the borrowings incurred is approximately 200 basis points. While this had little effect on earnings for the third quarter, we expect these transactions to provide additional net interest income in future periods.

“Loan originations were $182.0 million for the third quarter as demand for our loan products remained strong. Loans in process were $218.7 million at September 30, 2007, with $46.9 million resulting from new or expanded initiatives within our strategic plan. Non-performing loans decreased to $4.8 million at September 30, 2007 from $6.5 million at June 30, 2007 as we continue to follow our strict underwriting standards. The Bank does not originate, or hold in portfolio, sub-prime mortgages.

“In the third quarter, the FOMC lowered the overnight interest rate 50 basis points to 4.75%. The positively-sloped interest rate curve that returned in the second quarter of this year steepened in the third quarter as short-term rates declined more than long-term rates declined. The benefit we should see from the reduction in the overnight interest rate and the steepening of the yield curve has a lag as our interest-bearing liabilities continued to reprice upwards faster then our interest-earning assets on a year-over-year basis.

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Flushing Financial Corporation

October 16, 2007

Page Two

“In summary, we remain pleased with the direction and pace of change in the organization as we move to a more ‘commercial-like’ banking institution. We continue to expand and leverage our strengths in multicultural banking, and mixed-use and multi-family lending, as we remain focused on delivering long-term value to our shareholders.”

Earnings Summary - Three Months Ended September 30, 2007

For the three months ended September 30, 2007, net interest income was $17.3 million, an increase of $0.1 million, or 0.7%, from $17.2 million for the three months ended September 30, 2006. An increase in the average balance of interest-earning assets of $397.4 million, to $2,929.8 million, was partially offset by a decrease in the net interest spread of 33 basis points to 2.15% for the quarter ended September 30, 2007 from 2.48% for the comparable period in 2006. The yield on interest-earning assets increased 14 basis points to 6.69% for the three months ended September 30, 2007 from 6.55% in the three months ended September 30, 2006. However, this was more than offset by an increase in the cost of funds of 47 basis points to 4.54% for the three months ended September 30, 2007 from 4.07% for the comparable prior year period. The net interest margin decreased 35 basis points to 2.37% for the three months ended September 30, 2007 from 2.72% for the three months ended September 30, 2006. Excluding prepayment penalty income, the net interest margin would have been 2.25% and 2.58% for the three month periods ended September 30, 2007 and 2006, respectively.

The increase in the yield of interest-earning assets is primarily due to an increase of $432.8 million in the average balance of the higher-yielding loan portfolio to $2,598.4 million, combined with a $33.4 million decrease in the average balance of the lower-yielding securities portfolios. The yield on the mortgage loan portfolio increased one basis point to 6.86% for the three months ended September 30, 2007 from 6.85% for the three months ended September 30, 2006. In an effort to increase the yield on interest-earning assets, we continued to fund a portion of the growth in the higher-yielding mortgage loan portfolio through repayments received on the lower-yielding securities portfolio.

The increase in the cost of interest-bearing liabilities is primarily attributed to the FOMC increasing overnight rates for seventeen consecutive meetings through June 2006. Although the FOMC reduced the overnight rate by 50 basis points in September 2007, the prior increases resulted in an increase in our cost of funds as new deposits were obtained at rates higher than the average rate on existing deposits. Certificates of deposit, savings accounts and money market accounts increased 51 basis points, 109 basis points and 30 basis points, respectively, for the three months ended September 30, 2007 compared to the three months ended September 30, 2006, resulting in an increase in the cost of deposits of 59 basis points to 4.30% for the three months ended September 30, 2007 compared to the three months ended September 30, 2006. The cost of borrowed funds also increased 22 basis points to 5.08% for the three months ended September 30, 2007 compared to the three months ended September 30, 2006. This was combined with increases in the average balance of certificates of deposit of $166.4 million and borrowed funds of $133.4 million. In addition, the combined average balances of lower-costing savings, money market and NOW accounts increased a total of $104.4 million.

Net interest income for the third quarter of 2007 declined $0.7 million from that reported for the second quarter of 2007, primarily due to a $0.6 million decrease in income recorded from loan fees which are included in interest income, primarily prepayment penalty income. The net interest margin for the three months ended September 30, 2007 decreased 20 basis points to 2.37% from 2.57% for the quarter ended June 30, 2007. The yield on interest-earning assets decreased five basis points during the quarter, while the cost of interest-bearing liabilities increased 15 basis points. Excluding prepayment penalty income, the net interest margin would have declined 13 basis points in the three months ended September 30, 2007 to 2.25% from 2.38% for the three months ended June 30, 2007, and the yield on interest-earning assets would have increased two basis points.

Non-interest income increased $1.4 million, or 58.9%, for the three months ended September 30, 2007 to $3.8 million, as compared to $2.4 million for the quarter ended September 30, 2006. This was primarily attributed to increases of $0.2 million in dividends received on Federal Home Loan Bank of New York (“FHLB-NY”) stock, $0.4 million in Other Income, and $0.8 million attributed to changes in fair value of financial assets and financial liabilities carried at fair value under SFAS No. 159.

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Flushing Financial Corporation

October 16, 2007

Page Three

Non-interest expense was $12.1 million for the three months ended September 30, 2007, an increase of $0.9 million, or 8.3%, from $11.2 million for the three months ended September 30, 2006. The increase from the comparable prior year period is primarily attributed to increases of: $0.4 million in employee salary and benefit expenses primarily related to additional employees for the business banking initiative and the internet banking division, $0.2 million in depreciation primarily due to two additional branch locations, the business banking initiative and the internet banking division, $0.2 million in professional services, and $0.2 million in data processing expense. The efficiency ratio was 59.5% and 57.0% for the three month periods ended September 30, 2007 and 2006, respectively.

Net income for the three months ended September 30, 2007 was $5.7 million, an increase of $0.4 million or 7.8%, as compared to $5.3 million for the three months ended September 30, 2006. Diluted earnings per share was $0.29 for the three months ended September 30, 2007, an increase of $0.02, or 7.4%, from $0.27 in the three months ended September 30, 2006.

Return on average equity was 10.29% for the three months ended September 30, 2007 compared to 10.21% for the three months ended September 30, 2006. Return on average assets was 0.74% for the three months ended September 30, 2007 compared to 0.79% for the three months ended September 30, 2006.

Earnings Summary - Nine months Ended September 30, 2007

For the nine months ended September 30, 2007, net interest income was $52.7 million, an increase of $1.9 million, or 3.8%, from $50.8 million for the nine months ended September 30, 2006. An increase in the average balance of interest-earning assets of $440.5 million, to $2,817.2 million, was partially offset by a decrease in the net interest spread of 33 basis points to 2.28% for the nine months ended September 30, 2007 from 2.61% for the comparable period in 2006. The yield on interest-earning assets increased 22 basis points to 6.68% for the nine months ended September 30, 2007 from 6.46% in the nine months ended September 30, 2006. However, this was more than offset by an increase in the cost of funds of 55 basis points to 4.40% for the nine months ended September 30, 2007 from 3.85% for the comparable prior year period. The net interest margin decreased 36 basis points to 2.49% for the nine months ended September 30, 2007 from 2.85% for the nine months ended September 30, 2006. Excluding prepayment penalty income, the net interest margin would have been 2.36% and 2.69% for the nine month periods ended September 30, 2007 and 2006, respectively.

The increase in the yield of interest-earning assets is primarily due to an increase of $468.0 million in the average balance of the higher-yielding loan portfolio to $2,486.3 million, combined with a $19.1 million decrease in the average balance of the lower-yielding securities portfolios. The yield on the mortgage loan portfolio increased nine basis points to 6.88% for the nine months ended September 30, 2007 from 6.79% for the nine months ended September 30, 2006. This increase is primarily due to the average rate on new loans originated during the past twelve months being above the average rate on the loan portfolio. In an effort to increase the yield on interest-earning assets, we continued to fund a portion of the growth in the higher-yielding mortgage loan portfolio through repayments received on the lower-yielding securities portfolio.

The increase in the cost of interest-bearing liabilities is primarily attributed to the FOMC increasing overnight rates for seventeen consecutive meetings through June 2006. Although the FOMC reduced the overnight rate by 50 basis points in September 2007, the prior increases resulted in an increase in our cost of funds as new deposits were obtained at rates higher than the average rate on existing deposits. Certificates of deposit, savings accounts and money market accounts increased 62 basis points, 79 basis points and 59 basis points, respectively, for the nine months ended September 30, 2007 compared to the nine months ended September 30, 2006, resulting in an increase in the cost of deposits of 66 basis points to 4.14% for the nine months ended September 30, 2007 compared to the nine months ended September 30, 2006. The cost of borrowed funds also increased 30 basis points to 4.97% for the nine months ended September 30, 2007 compared to the nine months ended September 30, 2006. This was combined with increases in the average balance of certificates of deposit of $194.2 million and borrowed funds of $149.3 million. In addition, the combined average balances of lower-costing savings, money market and NOW accounts increased a total of $100.3 million.

Non-interest income increased $3.0 million, or 41.9%, for the nine months ended September 30, 2007 to $10.2 million, as compared to $7.2 million for the nine months ended September 30, 2006. This was primarily attributed to increases of: $0.2 million on BOLI due to the purchase of additional BOLI, $0.7 million in dividends received on FHLB-NY stock, $1.0 million in Other Income, and $1.0 million attributed to changes in fair value of financial assets and financial liabilities carried at fair value under SFAS No. 159.

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Flushing Financial Corporation

October 16, 2007

Page Four

Non-interest expense was $37.9 million for the nine months ended September 30, 2007, an increase of $6.9 million, or 22.3%, from $31.0 million for the nine months ended September 30, 2006. The increase from the comparable prior year period is primarily attributed to increases of: $3.3 million in employee salary and benefit expenses related to additional employees for the additional branches, business banking initiative and the internet banking division, $0.9 million in occupancy and equipment costs primarily related to increased rental expense, $0.6 million in depreciation primarily due to additional locations, $0.6 million in professional services, $0.6 million in data processing expense, and $0.9 million in other operating expenses primarily related to the additional branches and employees. The efficiency ratio was 61.2% and 53.5% for the three month periods ended September 30, 2007 and 2006, respectively.

Net income for the nine months ended September 30, 2007 was $15.9 million, a decrease of $0.7 million or 4.4%, as compared to $16.6 million for the nine months ended September 30, 2006. Diluted earnings per share was $0.80 for the nine months ended September 30, 2007, a decrease of $0.09, or 10.1%, from $0.89 in the nine months ended September 30, 2006.

Return on average equity was 9.70% for the nine months ended September 30, 2007 compared to 11.82% for the nine months ended September 30, 2006. Return on average assets was 0.71% for the nine months ended September 30, 2007 compared to 0.89% for the nine months ended September 30, 2006.

Balance Sheet Summary

Effective January 1, 2007, the Company elected the early adoption of SFAS No. 157 and 159. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Upon adoption, the Company selected the fair value measurement option for various pre-existing financial assets and financial liabilities, including mortgage-backed securities with a fair value of $139.4 million, mutual funds with a fair value of $20.6 million, common stock with a fair value of $0.6 million, FHLB borrowings with a fair value of $98.8 million, and junior subordinated debt (commonly known as trust preferred securities) with a fair value of $21.3 million. On a going-forward basis, the Company currently plans to carry the financial assets and financial liabilities which will replace the above noted items at fair value, and will evaluate other purchases of investments and acquisition of new debt to determine if they should be carried at cost or fair value. The initial fair value measurement of these items resulted in a reduction of stockholders’ equity of $2.2 million as of January 1, 2007. This one-time charge is comprised of a $5.8 million cumulative-effect adjustment, net of tax, recorded as a reduction of retained earnings, partially offset by a $3.6 million reduction in accumulated other comprehensive loss related to the election of the fair value option for certain securities available for sale. The Bank’s regulatory capital was reduced $5.4 million as of January 1, 2007 as a result of the adoption of SFAS No. 159. The Bank remains well-capitalized under regulatory capital requirements after the adoption of SFAS No. 159. During the nine months ended September 30, 2007, the Company elected to measure at fair value junior subordinated debt (commonly know as trust preferred securities) with a face amount of $41.2 million that was issued during June 2007, and $20.6 million that was issued in July 2007.

At September 30, 2007, total assets were $3,241.2 million, an increase of $404.6 million, or 14.3%, from $2,836.5 million at December 31, 2006. Total loans, net increased $324.7 million, or 14.0%, during the nine months ended September 30, 2007 to $2,649.4 million from $2,324.7 million at December 31, 2006. At September 30, 2007, loans in process totaled $218.7 million, compared to $274.7 million at September 30, 2006 and $291.9 million at December 31, 2006.

The following table shows loan originations and purchases for the periods indicated.

	For the three months		For the nine months
	ended September 30,		ended September 30,
(In thousands)	2007	2006	2007	2006
Multi-family residential	$53,632	$38,160	$167,231	$102,819
Commercial real estate	36,607	39,042	137,313	113,369
One-to-four family – mixed-use property	37,421	48,293	129,155	114,611
One-to-four family – residential	9,570	2,350	27,108	8,866
Construction	12,397	28,374	37,773	59,701
Commercial business and other loans	32,404	18,343	80,697	55,521
Total	$182,031	$174,562	$579,277	$454,887

Loan purchases included in the table above totaled $9.1 million for nine months ended September 30, 2007. There were no loan purchases for the three months ended September 30, 2007. There were $3.1 million and $5.1 million in loan purchases for the three and nine months ended September 30, 2006, respectively. Loans acquired on June 30, 2006 in the purchase of Atlantic Liberty are excluded from the table above.

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Flushing Financial Corporation

October 16, 2007

Page Five

As the Bank continues to increase its loan portfolio, management continues to adhere to the Bank’s strict underwriting standards. As a result, the Bank has been able to minimize charge-offs of losses from impaired loans and maintain asset quality. Non-performing assets were $4.8 million at September 30, 2007 compared to $3.1 million at December 31, 2006 and $3.3 million at September 30, 2006. Total non-performing assets as a percentage of total assets was 0.15% at September 30, 2007 compared to 0.11% at December 31, 2006 and 0.12% as of September 30, 2006. The ratio of allowance for loan losses to total non-performing loans was 141.0% at September 30, 2007, compared to 226% at December 31, 2006 and 216% at September 30, 2006.

During the nine months ended September 30, 2007, mortgage-backed securities increased $48.8 million to $337.6 million, while other securities increased $21.6 million to $63.4 million. During September 2007, as a result of the widening spreads seen in the financial markets, the Bank purchased $78.0 million of mortgage-backed securities and $26.1 million of other securities in a series of transactions that were financed with borrowings. The spread, on a tax adjusted basis, between the securities purchased and the borrowings incurred is approximately 200 basis points. While these transactions will reduce the net interest margin, they will increase net interest income. Principal repayments on the securities portfolio during the nine months ended September 30, 2007 were reinvested in higher yielding loans. Other securities primarily consist of securities issued by government agencies and mutual or bond funds that invest in government and government agency securities.

Total liabilities were $3,012.2 million at September 30, 2007, an increase of $394.1 million, or 15.1%, from December 31, 2006. During the nine months ended September 30, 2007, due to depositors increased $234.6 million to $1,979.0 million, primarily as a result of an increase of $83.4 million in certificates of deposit, of which $40.6 million were new brokered deposits, while core deposits increased $151.2 million. Borrowed funds increased $148.8 million, primarily due to the funds borrowed to purchase the securities noted above. During the third quarter of 2007, the Company issued junior subordinated debt with a face amount of $20.6 million, and called junior subordinated debt with a face amount of $20.6 million that was issued in 2002. This is in addition to the second quarter issuance of junior subordinated debt with a face amount of $41.2 million. The $61.8 million of junior subordinated debt was issued with a weighted average fixed rate of interest for the first five years of 6.96%, and then adjusts quarterly at a weighted average rate equal to three month LIBOR plus 142 basis points. The junior subordinated debt that was called in July adjusted quarterly at a rate equal to three month LIBOR plus 365 basis points. In July 2007, the Company used $30.0 million of the funds obtained from issuing this debt to increase its investment in the Bank, thereby increasing the Bank’s regulatory capital to support further asset growth. In addition, mortgagors’ escrow deposits increased $12.2 million during the nine months ended September 30, 2007.

Total stockholders’ equity increased $10.5 million, or 4.8%, to $228.9 million at September 30, 2007 from $218.4 million at December 31, 2006. Net income of $15.9 million for the nine months ended September 30, 2007 was partially offset by a net after tax decrease of $0.1 million on the market value of securities available for sale, $0.6 million in treasury shares purchased through the Company’s stock repurchase program, a $2.2 million charge related to the adoption of SFAS No. 159, and $7.0 million of cash dividends declared and paid during the nine months ended September 30, 2007. The exercise of stock options increased stockholders’ equity by $1.3 million, including the income tax benefit realized by the Company upon the exercise of the options. An adjustment to the purchase price of Atlantic Liberty Financial Corporation, related to stock options, increased stockholders’ equity by $1.3 million. Goodwill was also increased $1.3 million for this adjustment. Book value per share was $10.77 at September 30, 2007, compared to $10.34 per share at December 31, 2006 and $10.19 per share at September 30, 2006.

Under its current stock repurchase program, the Company repurchased 38,000 shares during the nine months ended September 30, 2007, at a total cost of $0.6 million, or an average of $16.52 per share. At September 30, 2007, 362,050 shares remain to be repurchased under the current stock repurchase program. Through September 30, 2007, the Company had repurchased approximately 48% of the common shares issued in connection with the Company’s initial public offering at a cost of $118.6 million.

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Flushing Financial Corporation

October 16, 2007

Page Six

Reconciliation of GAAP and Core Earnings

Although core earnings are not a measure of performance calculated in accordance with GAAP, the Company believes that its core earnings are an important indication of performance through ongoing operations. The Company believes that core earnings are useful to management and investors in evaluating its ongoing operating performance, and in comparing its performance with other companies in the banking industry, particularly those that have not adopted SFAS No. 159. Core earnings should not be considered in isolation or as a substitute for GAAP earnings. For the three and nine months ended September 30, 2007, the Company calculated core earnings by subtracting the fair value gain recorded under SFAS No.159. The Company adopted SFAS No. 159 effective January 1, 2007.

	Three Months Ended	Nine Months Ended
	September 30, 2007	September 30, 2007
	(In thousands, except per share data)
GAAP net income	$5,727	$15,894
Net gain under SFAS No. 159	(789)	(960)
Income tax effect	348	424
Core net income	$5,286	$15,358

GAAP diluted earnings per share	$0.29	$0.80
Net after tax effect of SFAS No. 159	$(0.02)	$(0.03)
Core diluted earnings per share	$0.27	$0.77

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation (FDIC). The Bank conducts its business through fourteen banking offices located in Queens, Brooklyn, Manhattan and Nassau County, and its internet banking division, “iGObanking.comTM”.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingsavings.com.

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Flushing Financial Corporation	October 16, 2007 – Page Seven

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30,	December 31,
(Dollars in thousands, except per share data)	2007	2006
ASSETS	(Unaudited)
Cash and due from banks	$ 28,653	$ 29,251
Securities available for sale:
Mortgage-backed securities	337,638	288,851
Other securities	63,379	41,736
Loans:
Multi-family residential	960,570	870,912
Commercial real estate	608,030	519,552
One-to-four family - mixed-use property	667,738	588,092
One-to-four family - residential	162,146	161,889
Co-operative apartments	7,968	8,059
Construction	124,739	104,488
Small Business Administration	17,933	17,521
Commercial business and other	93,650	50,899
Net unamortized premiums and unearned loan fees	13,458	10,393
Allowance for loan losses	(6,824)	(7,057)
Net loans	2,649,408	2,324,748
Interest and dividends receivable	15,524	13,332
Bank premises and equipment, net	24,426	23,042
Federal Home Loan Bank of New York stock	39,384	36,160
Bank owned life insurance	41,811	40,516
Goodwill	16,127	14,818
Core deposit intangible	2,928	3,279
Other assets	21,875	20,788
Total assets	$ 3,241,153	$ 2,836,521

LIABILITIES
Due to depositors:
Non-interest bearing	$ 65,301	$ 80,061
Interest-bearing:
Certificate of deposit accounts	1,186,400	1,102,976
Savings accounts	327,069	262,980
Money market accounts	338,816	251,197
NOW accounts	61,399	47,181
Total interest-bearing deposits	1,913,684	1,664,334
Mortgagors' escrow deposits	31,958	19,755
Borrowed funds	981,261	832,413
Other liabilities	20,026	21,543
Total liabilities	3,012,230	2,618,106

STOCKHOLDERS' EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued)	-	-
Common stock ($0.01 par value; 40,000,000 shares authorized; 21,263,640 shares issued and outstanding at September 30, 2007; 21,165,052 shares issued,
and 21,131,274 shares outstanding, at December 31, 2006)	213	212
Additional paid-in capital	73,904	71,079
Treasury stock (none and 33,778 shares at September 30, 2007
and December 31, 2006, respectively)	-	(592)
Unearned compensation	(2,306)	(2,897)
Retained earnings	159,785	156,879
Accumulated other comprehensive loss, net of taxes	(2,673)	(6,266)
Total stockholders' equity	228,923	218,415

Total liabilities and stockholders' equity	$ 3,241,153	$ 2,836,521

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Flushing Financial Corporation	October 16, 2007 – Page Eight

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the three months		For the nine months
	ended September 30,		ended September 30,
(Dollars in thousands, except per share data)	2007	2006	2007	2006

Interest and dividend income
Interest and fees on loans	$44,839	$37,188	$128,870	$103,037
Interest and dividends on securities:
Interest	3,834	4,013	11,580	11,341
Dividends	165	84	371	237
Other interest income	158	188	337	616
Total interest and dividend income	48,996	41,473	141,158	115,231

Interest expense
Deposits	20,543	15,225	56,851	39,959
Other interest expense	11,117	9,024	31,596	24,472
Total interest expense	31,660	24,249	88,447	64,431

Net interest income	17,336	17,224	52,711	50,800
Provision for loan losses	-	-	-	-
Net interest income after provision for loan losses	17,336	17,224	52,711	50,800

Non-interest income
Loan fee income	702	636	2,494	2,145
Banking services fee income	369	386	1,137	1,096
Net gain on sale of loans held for sale	11	158	250	518
Net gain on sale of loans	106	-	243	100
Net gain on sale of securities	-	-	-	81
Net gain from fair value adjustments	789	-	960	-
Federal Home Loan Bank of New York stock dividends	681	435	1,919	1,194
Bank owned life insurance	442	441	1,295	1,112
Other income	690	329	1,886	932
Total non-interest income	3,790	2,385	10,184	7,178

Non-interest expense
Salaries and employee benefits	5,765	5,318	18,146	14,885
Occupancy and equipment	1,635	1,580	4,868	3,950
Professional services	1,131	965	3,522	2,899
Data processing	861	681	2,572	1,975
Depreciation and amortization	597	439	1,794	1,170
Other operating expenses	2,117	2,195	7,006	6,116
Total non-interest expense	12,106	11,178	37,908	30,995

Income before income taxes	9,020	8,431	24,987	26,983

Provision for income taxes
Federal	2,658	2,574	7,620	8,378
State and local	635	545	1,473	1,976
Total taxes	3,293	3,119	9,093	10,354

Net income	$5,727	$5,312	$15,894	$16,629

Basic earnings per share	$0.29	$0.27	$0.81	$0.91
Diluted earnings per share	$0.29	$0.27	$0.80	$0.89
Dividends per share	$0.12	$0.11	$0.36	$0.33

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Flushing Financial Corporation	October 16, 2007 – Page Nine

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands, Except Per Share Data)

(Unaudited)

	At or for the three months				At or for the nine months
	ended September 30,				ended September 30,
	2007		2006		2007		2006
Per Share Data
Basic earnings per share	$0.29		$0.27		$0.81		$0.91
Diluted earnings per share	$0.29		$0.27		$0.80		$0.89
Average number of shares outstanding for:
Basic earnings per share computation	19,673,754		19,451,788		19,592,265		18,349,236
Diluted earnings per share computation	19,891,397		19,751,863		19,829,250		18,644,743
Book value per share (based on 21,263,640
and 21,115,105 shares outstanding at
September 30, 2007 and 2006, respectively)	$10.77		$10.19		$10.77		$10.19

Average Balances
Total loans, net	$2,598,430		$2,165,583		$2,486,257		$2,018,291
Total interest-earning assets	2,929,804		2,532,407		2,817,168		2,376,687
Total assets	3,094,014		2,674,937		2,979,695		2,494,905
Total due to depositors	1,883,700		1,612,938		1,797,640		1,503,121
Total interest-bearing liabilities	2,788,743		2,381,900		2,677,451		2,230,597
Stockholders' equity	222,697		208,140		218,426		187,517

Performance Ratios (1)
Return on average assets	0.74%		0.79%		0.71%		0.89%
Return on average equity	10.29		10.21		9.70		11.82
Yield on average interest-earning assets	6.69		6.55		6.68		6.46
Cost of average interest-bearing liabilities	4.54		4.07		4.40		3.85
Interest rate spread during period	2.15		2.48		2.28		2.61
Net interest margin	2.37		2.72		2.49		2.85
Non-interest expense to average assets	1.57		1.67		1.70		1.66
Efficiency ratio	59.53		57.00		61.24		53.53
Average interest-earning assets to average
interest-bearing liabilities	1.05	X	1.06	X	1.05	X	1.07	X

(1)	Ratios for the quarters and nine months ended September 30, 2007 and 2006 are presented on an annualized basis.

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Flushing Financial Corporation	October 16, 2007 – Page Ten

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands)

(Unaudited)

	At or for the nine	At or for the year
	months ended	ended
	September 30, 2007	December 31, 2006

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Savings Bank only):
Tangible capital (minimum requirement = 1.5%)	7.38%	6.91%
Leverage and core capital (minimum requirement = 3%)	7.38	6.91
Total risk-based capital (minimum requirement = 8%)	11.43	10.99

Capital ratios:
Average equity to average assets	7.33%	7.58%
Equity to total assets	7.06	7.70

Asset quality:
Non-performing loans	$ 4,840	$3,126
Non-performing assets	4,840	3,126
Net charge-offs	233	81

Asset quality ratios:
Non-performing loans to gross loans	0.18%	0.13%
Non-performing assets to total assets	0.15	0.11
Allowance for loan losses to gross loans	0.26	0.30
Allowance for loan losses to non-performing assets	141.00	225.72
Allowance for loan losses to non-performing loans	141.00	225.72

Full-service customer facilities	14	12

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Flushing Financial Corporation	October 16, 2007 – Page Eleven

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NET INTEREST MARGIN

(Dollars in Thousands)

(Unaudited)

	For the three months ended September 30,
	2007				2006
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Assets
Interest-earning assets:
Mortgage loans, net (1)	$2,495,318	$42,795	6.86%		$2,115,274	$36,212	6.85%
Other loans, net (1)	103,112	2,044	7.93		50,309	976	7.76
Total loans, net	2,598,430	44,839	6.90		2,165,583	37,188	6.87
Mortgage-backed securities	275,833	3,414	4.95		314,101	3,641	4.64
Other securities	42,397	585	5.52		37,504	456	4.86
Total securities	318,230	3,999	5.03		351,605	4,097	4.66
Interest-earning deposits and
federal funds sold	13,144	158	4.81		15,219	188	4.94
Total interest-earning assets	2,929,804	48,996	6.69		2,532,407	41,473	6.55
Other assets	164,210				142,530
Total assets	$3,094,014				$2,674,937

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Savings accounts	$317,896	2,080	2.62		$271,591	1,036	1.53
NOW accounts	60,620	274	1.81		46,696	53	0.45
Money market accounts	316,390	3,439	4.35		272,213	2,756	4.05
Certificate of deposit accounts	1,188,794	14,728	4.96		1,022,438	11,364	4.45
Total due to depositors	1,883,700	20,521	4.36		1,612,938	15,209	3.77
Mortgagors' escrow accounts	29,491	22	0.30		26,795	16	0.24
Total deposits	1,913,191	20,543	4.30		1,639,733	15,225	3.71
Borrowed funds	875,552	11,117	5.08		742,167	9,024	4.86
Total interest-bearing liabilities	2,788,743	31,660	4.54		2,381,900	24,249	4.07
Non interest-bearing deposits	65,017				64,642
Other liabilities	17,557				20,255
Total liabilities	2,871,317				2,466,797
Equity	222,697				208,140
Total liabilities and equity	$3,094,014				$2,674,937

Net interest income /
net interest rate spread		$17,336	2.15%			$17,224	2.48%

Net interest-earning assets /
net interest margin	$141,061		2.37%		$150,507		2.72%

Ratio of interest-earning assets to
interest-bearing liabilities			1.05	X			1.06	X

(1)

Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $0.8 million and $0.9 million for the three-month periods ended September 30, 2007 and 2006, respectively.

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Flushing Financial Corporation	October 16, 2007 – Page Twelve

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NET INTEREST MARGIN

(Dollars in Thousands)

(Unaudited)

	For the nine months ended September 30,
	2007				2006
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Assets
Interest-earning assets:
Mortgage loans, net (1)	$2,398,690	$123,726	6.88%		$1,976,021	$100,677	6.79%
Other loans, net (1)	87,567	5,144	7.83		42,270	2,360	7.44
Total loans, net	2,486,257	128,870	6.91		2,018,291	103,037	6.81
Mortgage-backed securities	278,959	10,248	4.90		302,382	10,288	4.54
Other securities	42,537	1,703	5.34		38,223	1,290	4.50
Total securities	321,496	11,951	4.96		340,605	11,578	4.53
Interest-earning deposits and
federal funds sold	9,415	337	4.77		17,791	616	4.62
Total interest-earning assets	2,817,168	141,158	6.68		2,376,687	115,231	6.46
Other assets	162,527				118,218
Total assets	$2,979,695				$2,494,905

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Savings accounts	$297,416	5,092	2.28		$265,901	2,964	1.49
NOW accounts	55,303	563	1.36		42,211	151	0.48
Money market accounts	280,738	8,771	4.17		225,015	6,048	3.58
Certificate of deposit accounts	1,164,183	42,365	4.85		969,994	30,751	4.23
Total due to depositors	1,797,640	56,791	4.21		1,503,121	39,914	3.54
Mortgagors' escrow accounts	31,873	60	0.25		28,813	45	0.21
Total deposits	1,829,513	56,851	4.14		1,531,934	39,959	3.48
Borrowed funds	847,938	31,596	4.97		698,663	24,472	4.67
Total interest-bearing liabilities	2,677,451	88,447	4.40		2,230,597	64,431	3.85
Non interest-bearing deposits	65,425				59,466
Other liabilities	18,393				17,325
Total liabilities	2,761,269				2,307,388
Equity	218,426				187,517
Total liabilities and equity	$2,979,695				$2,494,905

Net interest income /
net interest rate spread		$52,711	2.28%			$50,800	2.61%

Net interest-earning assets /
net interest margin	$139,717		2.49%		$146,090		2.85%

Ratio of interest-earning assets to
interest-bearing liabilities			1.05	X			1.07	X

(1)

Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $2.8 million and $2.9 million for the nine-month periods ended September 30, 2007 and 2006, respectively.

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